Exhibit 99.1

—   Travelport Announces Third Quarter 2007 Results   —

Quarterly highlights

•                  Net Revenue of $761 million and Adjusted Net Revenue of $695 million

•                  EBITDA of $165 million versus a $1.1 billion loss in 3Q 2006

•                  Adjusted EBITDA of $186 million representing 28% growth from 3Q 2006

•                  Completed the acquisition of Worldspan and expect to achieve $150 million of annual run rate Worldspan synergies

NEW YORK, NY, November 12, 2007  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the quarter ended September 30, 2007. Travelport recognized net revenue for the quarter of $761 million and EBITDA of $165 million. Adjusted net revenue was $695 million and adjusted EBITDA was $186 million, representing growth of 6% and 28%, respectively, over the same period last year. A description of our adjusted results, which exclude items related to the Blackstone acquisition of Travelport and separation of Travelport from Cendant, among others, and a reconciliation to our GAAP results are included in this press release. Our reported results include Worldspan results for the 41 days we owned the company during the quarter. We have, however, excluded the Worldspan results from our adjusted results to facilitate prior year comparisons.

Travelport Consolidated

($ in millions)

	3Q 2006	3Q 2007	Change*	% Change*
Net Revenue (1)	$628	$761	$133	21%
Adjusted Net Revenue (2)	$653	$695	$42	6%
EBITDA (1)	$(1,142)	$165	$1,307	—
Adjusted EBITDA (2)	$145	$186	$41	28%
Adjusted EBITDA Margin%	22.2%	26.8%	456 bps	21%

*                    May not foot or calculate due to rounding

-                       Not meaningful

(1)             3Q 2007 includes Worldspan results from Aug 21, 2007 to Sep 30, 2007

(2)             3Q 2007 excludes Worldspan results from Aug 21, 2007 to Sep 30, 2007

Travelport CEO and President, Jeff Clarke, stated:  “Travelport had a strong quarter, leveraging our revenue growth in each business and our new cost structure, to deliver a 28% improvement in adjusted EBITDA. Since Blackstone and TCV’s acquisition of Travelport in August 2006, the Company has done a tremendous job re-engineering its cost structure  and delivering strong operating performance, which is reflected in our financial results. Our Galileo GDS business grew segments 3% on a worldwide basis with strong growth in the Asia Pacific region and our GTA business had accelerating Total Transaction Value (or “TTV”) growth of 25% during the quarter. On August 21st, 2007, we completed the acquisition of Worldspan. Although Worldspan has experienced a difficult year, we are confident about the business, including the customer base, industry leading technology and the potential synergies, which we now expect to yield $150 million of annualized savings from our previous estimate of $100 million.”

Mike Rescoe, Travelport executive vice president and CFO, stated “Travelport’s results in the quarter reflect the strong productivity gains achieved across our businesses. During the quarter, we realized $40 million of cost savings, which helped drive over a 450 bps increase in Adjusted EBITDA margins. As of the end of September, we have completed actions which we expect to yield approximately $171 million of annualized cost savings from our original re-engineering program. In the seventy-five days since the acquisition of Worldspan we’ve begun executing our integration plan and are off to a strong start. As a result, today we are increasing our estimate of the annual synergies from the transaction to $150 million.”

Financial Highlights

Third Quarter 2007

Galileo

($ in millions)

	3Q 2006	3Q 2007(1)	Change*	% Change*
Net Revenue	$369	$381	$12	3%
Adjusted Net Revenue	$368	$382	$14	4%
EBITDA	$(1,057)	$117	$1,174	—
Adjusted EBITDA	$104	$124	$20	19%
Adjusted EBITDA Margin%	28.3%	32.5%	420 bps	15%

*                    May not foot or calculate due to rounding

-                       Not meaningful

(1)             Excludes Worldspan results from all periods

Net revenue and EBITDA in our Galileo business were $381 million and $117 million, respectively, for the third quarter of 2007. Adjusted net revenue and adjusted EBITDA from Galileo were $382 million and $124 million, an increase of 4% and 19%, respectively, compared to the third quarter of 2006. Higher revenue resulted from growth in GDS transactions, primarily in the U.S. and Asia Pacific regions. Global transaction growth as well as our opt-in program in the U.S. more than offset the anticipated yield decline from our new U.S. airline contracts. In addition, Galileo realized $15 million of savings from our re-engineering efforts and operating expenses, excluding inducements to agents. The revenue growth and operating expense savings resulted in higher adjusted EBITDA, and adjusted EBITDA margins improved 420 basis points, or 15%.

Worldspan

($ in millions)

3Q 2007
Net Revenue (1)	$68
EBITDA (1)	$12

(1)             3Q 2007 includes Worldspan financials from Aug 21, 2007 to Sep 30, 2007.

GTA

($ in millions)

	3Q 2006	3Q 2007	Change*	% Change*
Net Revenue	$85	$110	$25	29%
Adjusted Net Revenue	$99	$110	$11	11%
EBITDA	$13	$38	$25	—
Adjusted EBITDA	$32	$41	$9	28%
Adjusted EBITDA Margin%	32.3%	37.3%	495 bps	15%

*                    May not foot or calculate due to rounding

-                       Not meaningful

Net revenue and EBITDA for GTA were $110 million and $38 million, respectively, for the third quarter of 2007. Adjusted net revenue and adjusted EBITDA from GTA were $110 million and $41 million, respectively, an increase of 11% and 28%, respectively, compared to the third quarter of 2006. Global TTV grew 25% year-over-year, driven by strong individual traveler demand across all regions, but in particular the EMEA region, which grew TTV over 50%, as a result of strong sales performance of new customers in key EMEA markets. This growth was achieved with a proportionally smaller increase in our operating expenses, which helped increase adjusted EBITDA margins almost 500 bps to 37.3%.

Corporate and Other

Travelport incurred adjusted Corporate and Other expenses of $23 million for the third quarter of 2007.

Excluded from the adjusted results are items such as the results of Worldspan since the acquisition, impairment charges, separation expenses from Cendant, costs incurred in the initial public offering of Orbitz Worldwide and restructuring expenses, among others, which are detailed in the reconciliation of EBITDA included in this release.

On October 31, 2007, we transferred approximately 9.1 million shares, or approximately 11% of the outstanding equity of Orbitz Worldwide, to our direct parent company.  The Board of Directors and management of Travelport determined to separate the Orbitz Worldwide business from Travelport’s other businesses at the time of the Orbitz Worldwide IPO in July 2007.  This transfer of a portion of Travelport’s remaining interest in Orbitz Worldwide is consistent with completing this separation to sharpen managements focus on the respective businesses.  As a result of this transfer, Travelport Limited owns approximately 48% of the outstanding shares of Orbitz Worldwide.  Accordingly, we will no longer consolidate the results of Orbitz Worldwide into our financial statements but will account for their results under the equity method of accounting going forward.

Orbitz Worldwide

($ in millions)

	3Q 2006	3Q 2007	Change*	% Change*
Net Revenue	$189	$225	$36	19%
Adjusted Net Revenue	$199	$226	$27	14%
EBITDA	$(7)	$38	$45	—
Adjusted EBITDA	$33	$44	$11	33%
Adjusted EBITDA Margin%	16.6%	19.5%	289 bps	17%

*                    May not foot or calculate due to rounding

-                       Not meaningful

As of September 30th, 2007, and as a result of the initial public offering of Orbitz Worldwide, Travelport owned approximately 60% of the common stock of Orbitz Worldwide and therefore consolidated Orbitz Worldwide’s earnings into Travelport’s financial statements. Travelport’s Orbitz Worldwide segment results differ from the Orbitz Worldwide financial results on a standalone basis. These differences primarily include certain Travelport Corporate and other expenses that are not considered segment related. For a discussion of Orbitz Worldwide’s year-over-year performance please refer to the earnings release of Orbitz Worldwide.

Other Items

•                      Used $75 million of cash from operations during the third quarter,

•                      As of September 30, 2007, Travelport had $376 million of cash and cash equivalents on hand, $58 million of which was related to Orbitz Worldwide

Conference Call/Webcast

The Company’s third quarter 2007 earnings conference call will be accessible to the media and general public via live Internet Web cast beginning at 6:00 p.m. (EDT), and through a limited number of listen-only, dial-in conference lines.

The Web cast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 866-713-8310 in the United States and 617-597-5308 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 89214737.

A replay of the conference call will be available November 12, 2007 at 8:00 p.m. (EDT) through November 19, 2007. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 13692729.

About Travelport

Travelport is one of the world’s largest service providers to the travel industry. The company operates two primary businesses - a global distribution system business, which comprises the Galileo and Worldspan brands and a group travel and wholesale hotel business through its GTA brand. Travelport also owns a significant interest in Orbitz Worldwide (NYSE: OWW), a leading global online travel company. With 2006 revenues (including Worldspan) of approximately $3.4 billion, Travelport operates in 145 countries and has approximately 7,500 employees. Travelport is a private company owned by The Blackstone Group, Technology Crossover Ventures and One Equity Partners.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our substantial indebtedness; our ability to service such indebtedness and the impact thereof on the way we operate our business; interest rate movements; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters and other disruptions; general economic and business conditions, both nationally and in air markets; competition in the travel industry; pricing, regulatory and other trends in the travel industry; risks associated with doing business in multiple international jurisdictions and in multiple currencies; maintenance and protection of our information technology and intellectual property; acquisition opportunities and our ability to successfully integrate acquired businesses and realize anticipated benefits of such acquisitions, including the Worldspan acquisition; financing plans and access to adequate capital on favorable terms; and our ability to achieve anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules,  important information regarding such measures is contained on pages 7 and 8 of this release.

SOURCE: Travelport Limited

INVESTOR CONTACT: Raffaele Sadun of Travelport, +1-973-939-1450, or raffaele.sadun@travelport.com

MEDIA CONTACT: Elliot Bloom of Travelport, +1-212-915-1610, or elliot.bloom@travelport.com

Web site: http://www.travelport.com

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

(UNAUDITED)

			Predecessor
		July 13, 2006	July 1, 2006
	Three Months Ended	(Formation Date) through	through
	September 30, 2007	September 30, 2006	August 22, 2006
Net revenue	$761	$246	$382

Costs and expenses
Cost of revenue	296	123	158
Selling, general and administrative	299	95	147
Separation and restructuring charges	—	12	54
Depreciation and amortization	69	27	28
Impairment of intangible assets	—	—	1,182
Other expense (income)	—	—	(2)
Total operating expenses	664	257	1,567
Operating income (loss)	97	(11)	(1,185)
Interest expense	(113)	(50)	(16)
Other Income (expense)	(1)	—	(1)
Loss from continuing operations before income taxes and minority interest	(17)	(61)	(1,202)
Benefit (provision) for income taxes	(25)	(7)	34
Minority interest in loss of consolidated Subsidiaries, net of tax	1	—	—
Loss from continuing operations, net of tax	(41)	(68)	(1,168)
Loss from discontinued operations, net of tax	—	(2)	(2)
Net loss	$(41)	$(70)	$(1,170)

			Predecessor
		July 13, 2006	January 1, 2006
	Nine Months Ended	(Formation Date) through	through
	September 30, 2007	September 30, 2006	August 22, 2006
Net revenue	$2,153	$246	$1,711

Costs and expenses
Cost of revenue	857	123	717
Selling, general and administrative	872	95	654
Separation and restructuring charges	29	12	92
Depreciation and amortization	177	27	125
Impairment of intangible assets	—	—	2,376
Other expense (income)	2	—	(7)
Total operating expenses	1,937	257	3,957
Operating income (loss)	216	(11)	(2,246)
Interest expense	(280)	(50)	(39)
Other Income (expense)	(1)	—	(1)
Income (loss) from continuing operations before income taxes and minority interest	(65)	(61)	(2,286)
Benefit (provision) for income taxes	(31)	(7)	115
Minority interest in loss of consolidated Subsidiaries, net of tax	1	—	—
Loss from continuing operations, net of tax	(95)	(68)	(2,171)
Loss from discontinued operations, net of tax	—	(2)	(6)
Loss on disposal of discontinued operations, net of tax	—	—	(6)
Net loss	$(95)	$(70)	$(2,183)

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA TO NET INCOME

(in millions)

(UNAUDITED)

	Three Months	Nine Months	July 13, 2006 (Formation	Predecessor
	Ended September 30, 2007	Ended September 30, 2007	Date) through September 30, 2006	July 1, 2006 through August 22, 2006	Jan 1, 2006 through August 22, 2006
GDS
Net revenue	$449	$1,272	$161	$208	$1,007
Segment EBITDA	129	371	53	(1,110)	(1,735)
Orbitz Worldwide
Net revenue	225	667	66	123	521
Segment EBITDA	38	82	(2)	(5)	(282)
GTA
Net revenue	110	270	24	61	220
Segment EBITDA	38	64	(5)	18	35
Corporate and other
EBITDA(a)	(40)	(125)	(30)	(61)	(140)
Intersegment eliminations(b)
Net revenue	(23)	(56)	(5)	(10)	(37)
Combined Totals(c)
Revenue	$761	$2,153	$246	$382	$1,711
EBITDA	$165	$392	$16	$(1,158)	$(2,122)

(a)             Other includes corporate general and administrative costs not allocated to the segments.

(b)            Consists primarily of eliminations related to the inducements paid by GDS to Orbitz Worldwide.

(c)             Includes $68 million of revenue and $12 million of EBITDA for the three and nine months ended ended September 30, 2007 as a result of the Worldspan acquisition.

Provided below is a reconciliation of EBITDA to loss before income taxes:

			July 13, 2006 (Formation	Predecessor
	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007	Date) through September 30, 2006	July 1, 2006 through August 22, 2006	Jan 1, 2006 through August 22, 2006
EBITDA	$165	$392	$16	$(1,158)	$(2,122)
Interest expense, net	(113)	(280)	(50)	(16)	(39)
Depreciation and amortization	(69)	(177)	(27)	(28)	(125)
Loss from continuing operations before income taxes and minority interest, net of tax	$(17)	$(65)	$(61)	$(1,202)	$(2,286)

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations. Adjusted EBITDA is defined as EBITDA adjusted to exclude, the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash stock based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

Provided below is a reconciliation of Net Revenue to Adjusted Net Revenue and EBITDA to Adjusted EBITDA:

	Three Month Ended September 30, 2007
	Galileo	Worldspan	Orbitz	GTA	Corporate & Other	Total
Net Revenue	$381	$68	$225	$110	$(23)	$761
Adjustments
Separation from Cendant and Related	1	0	2	0	0	3
Non-recurring Items Associated with Travelport Acquisitions	0	0	(1)	0	0	(1)
Other	0	(68)	0	0	0	(68)
Total	1	(68)	1	0	0	(66)
Adjusted Net Revenue	$382	$—	$226	$110	$(23)	$695

EBITDA	$117	$12	$38	$38	$(40)	$165
Adjustments
Separation from Cendant and Related	1	0	2	0	3	6
Impairment	0	0	0	0	0	0
Non-recurring Items Associated with Travelport Acquisitions	7	0	1	3	6	17
Restructure and Related	(1)	0	3	0	0	1
Equity based compensation	0	0	0	0	8	9
Other	1	(12)	0	0	0	(11)
Total	7	(12)	6	3	17	21
Adjusted EBITDA	$124	$—	$44	$41	$(23)	$186

	Three Month Ended September 30, 2006
	Galileo	Worldspan	Orbitz	GTA	Corporate & Other	Total
Net Revenue	$369	$—	$189	$85	$(15)	$628
Adjustments
Separation from Cendant and Related	1	0	20	17	0	38
Non-recurring Items Associated with Travelport Acquisitions	0	0	(9)	(2)	1	(11)
Other	(2)	0	0	0	0	(2)
Total	(1)	0	11	15	1	25
Adjusted Net Revenue	$368	$—	$199	$99	$(14)	$653

EBITDA	$(1,057)	$—	$(7)	$13	$(91)	$(1,142)
Adjustments
Separation from Cendant and Related	1	0	21	17	56	95
Impairment	1,157	0	26	0	0	1,183
Non-recurring Items Associated with Travelport Acquisitions	0	0	(4)	2	1	(1)
Restructure and Related	1	0	1	0	9	12
Equity based compensation	0	0	1	0	0	1
Other	1	0	(4)	0	2	(1)
Total	1,161	0	41	19	67	1,288
Adjusted EBITDA	$104	$—	$33	$32	$(24)	$145

* Totals may not foot due to rounding.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions)

(UNAUDITED)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$376	$97
Accounts receivable (net of allowance for doubtful accounts of $39 and $27)	590	454
Deferred income taxes	7	6
Other current assets	294	155
Assets held for sale	—	42
Total current assets	1,267	754

Property and equipment, net	654	474
Goodwill	2,993	2,165
Trademarks and tradenames	827	707
Other intangible assets, net	1,824	1,634
Deferred income taxes	3	12
Other non-current assets	246	384
Total assets	$7,814	$6,130

Liabilities and shareholder’s equity
Current liabilities:
Accounts payable	$407	$308
Accrued expenses and other current liabilities	1,000	821
Current portion of long-term debt	30	24
Deferred income taxes	14	13
Total current liabilities	1,451	1,166

Long-term debt	4,326	3,623
Deferred income taxes	287	247
Tax sharing liability	130	125
Other non-current liabilities	192	194
Total liabilities	6,386	5,355

Commitments and contingencies

Minority interest in consolidated subsidiaries	296	—

Shareholders’ equity:
Common stock $1.00 par value; 12,000 shares authorized, 12,000 shares issued and outstanding	—	—
Additional paid in capital	1,248	908
Accumulated deficit	(240)	(144)
Accumulated other comprehensive loss	124	11
Total shareholder’s equity	1,132	775
Total liabilities and shareholders’ equity	$7,814	$6,130

TRAVELPORT LIMITED

CONDENSED STATEMENTS OF CASH FLOWS

(in millions)

(UNAUDITED)

	Nine Months Ended September 30, 2007	July 13, 2006 (Formation Date) through September 30, 2006	Predecessor January 1, 2006 through August 22, 2006
Operating activities of continuing operations
Net loss	$(95)	$(70)	$(2,183)
Loss from discontinued operations	—	(2)	(12)
Loss from continuing operations	(95)	(68)	(2,171)
Adjustments to reconcile net loss to net cash provided by operating activities from continuing operations
Depreciation and amortization	177	27	125
Impairment of intangible assets	—	—	2,376
Deferred income taxes	(1)	—	(111)
Provision for bad debts	5	1	9
Gain on sale of property	—	—	(9)
Amortization of debt issuance costs	34	13	—
Non-cash charges related to tax sharing liability	11	1	14
Equity based compensation	23	—	—
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	(72)	11	(88)
Other current assets	(23)	12	8
Accounts payable, accrued expenses and other current liabilities	214	129	150
Other	(30)	5	(30)
Net cash provided by operating activities of continuing operations	243	131	273
Investing activities of continuing operations
Property and equipment additions	(82)	(18)	(102)
Businesses acquired, net of cash and acquisition related payments	(1,058)	(4,110)	(20)
Net intercompany funding with Avis Budget	—	—	199
Proceeds from asset sales	55	—	10
Net intercompany funding from Parent affiliate	—	174	—
Other	(25)	—	(5)
Net cash (used in) provided by investing activities of continuing operations	(1,110)	(3,954)	82
Financing activities of continuing operations
Proceeds from borrowings	1,640	3,603	1,900
Principal payments on borrowings	(1,091)	(1,783)	(467)
Repayment from (advance to) Avis Budget	—	1,783	(1,783)
Issuance of common stock	5	900	—
Proceeds from Orbitz Worldwide IPO	477	—	—
Contribution of PIK note from Parent	135	—	—
Payment for settlement of tax sharing liability	—	—	(32)
Debt issuance costs	(25)	(105)	—
Net cash provided by (used in) financing activities of continuing operations	1,141	4,398	(382)
Effect of changes in exchange rates on cash and cash equivalents	5	—	8
Net increase (decrease) in cash and cash equivalents from continuing operations	279	575	(19)
Cash used in discontinued operations
Operating activities	—	(1)	(10)
Financing activities	—	—	5
	—	(1)	(5)
Cash and cash equivalents at beginning of period	97	—	93
Cash and cash equivalents at end of period	376	570	69
Less cash of discontinued operations	—	—	—
Cash and cash equivalents of continuing operations	$376	$574	$69
Supplemental disclosure of cash flow information
Interest payments	$272	$31	$25
Income tax payments, net	$18	$5	$19
Non-cash forgivement of debt	$—	$—	$916

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended
	September 30,
	2007	2006	Change	% Change
Galileo (segments in millions)
Americas Segments	24.7	24.0	0.7	3%
International Segments	41.6	40.6	1.0	2%
Total Segments	66.3	64.6	1.7	3%

Orbitz Worldwide ($’s in billions)
Domestic Gross Bookings	$2.3	$2.1	$0.2	8%
International Gross Bookings (1)	0.4	0.3	0.1	31%
Total Gross Bookings	$2.6	$2.4	$0.3	11%

GTA (TTV in millions)
Total Transaction Value	$572	$457	$115	25%

	Nine Months Ended
	September 30,
	2007	2006	Change	% Change
Galileo (segments in millions)
Americas Segments	80.0	77.5	2.5	3%
International Segments	132.8	129.6	3.2	2%
Total Segments	212.8	207.1	5.7	3%

Orbitz Worldwide ($’s in billions)
Domestic Gross Bookings	$7.4	$6.6	$0.8	11%
International Gross Bookings (1)	1.0	0.8	0.3	33%
Total Gross Bookings	$8.4	$7.4	$1.0	14%

GTA (TTV in millions)
Total Transaction Value	$1,385	$1,128	$257	23%

(1)       OWW International Gross Bookings exclude Travelbag in all periods. Travelbag was sold during 3Q 2007.